BRUCE FUND, INC. PROXY

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert B. Bruce, Ward M. Johnson, and John R. Nixon
and each of them, proxies to the undersigned, with full power of substitution, to vote and act with respect to all shares of Bruce Fund, Inc. (the "Fund")
 to which the
undersigned is entitled to vote and act as fully as the undersigned could vote and
act if personally present at the Annual Meeting of Stockholders, to be held
Monday, December 2, 2002 at 4:00 PM in the Conference Room
 at 20 North
Wacker Drive, 31st Floor, Chicago, IL 60606.

Unless otherwise specified, the shares represented hereby shall be voted "FOR" each proposal.

Please mark below in blue or black ink.

1.       Election of DIRECTORS

  FOR all nominees listed below                        ____________
 (except as marked to the contrary below)          ____________

  WITHHOLD AUTHORITY to vote                      ____________
For all nominees listed below                          ____________

Nominees: Robert B. Bruce, Ward M. Johnson, and John R. Nixon

 (INSTRUCTION: To withhold authority to vote for any individual nominee or nominees, write each such nominee's name in the space provided)

   :__________________________________
2. For approval of Grant Thornton LLP to act as independent certified public accountant for the Fund for the present fiscal year

  FOR  _________  AGAINST___________  ABSTAIN___________

3. In their discretion upon such other as may properly come before the meeting.
          The Board of Directors recommends that stockholders vote FOR each of the proposals.

Receipt of the Notice of Annual Meeting of Stockholders and related Proxy Statement, dated
November 12, 2002 is hereby acknowledged.

Dated:_______________________________________

Signature:____________________________________


Signature:____________________________________

 Please sign, date and return the Proxy promptly using the enclosed envelope.